Exhibit 99.1

Marvell Technology, Inc. Reports First Quarter of Fiscal Year 2025
Financial Results

•Q1 Net Revenue: $1.161 billion, declined by (12)% year-on-year
•Q1 Gross Margin: 45.5% GAAP gross margin; 62.4% non-GAAP gross margin
•Q1 Diluted income (loss) per share: $(0.25) GAAP diluted loss per share; $0.24 non-GAAP diluted income per share

Santa Clara, Calif. (May 30, 2024) - Marvell Technology, Inc. (NASDAQ: MRVL), a leader in data infrastructure semiconductor solutions, today reported financial results for the first quarter of fiscal year 2025.

Net revenue for the first quarter of fiscal 2025 was $1.161 billion, $11.0 million above the mid-point of the Company’s guidance provided on March 7, 2024. GAAP net loss for the first quarter of fiscal 2025 was $(215.6) million, or $(0.25) per diluted share. Non-GAAP net income for the first quarter of fiscal 2025 was $206.7 million, or $0.24 per diluted share. Cash flow from operations for the first quarter was $324.5 million.

“Marvell delivered first quarter fiscal 2025 revenue of $1.161 billion, above the mid-point of guidance, driven by stronger than forecasted demand from AI. Our data center revenue grew 87% year over year, with the start of a ramp in our custom AI programs complementing our substantial base of electro-optics revenue,” said Matt Murphy, Marvell’s Chairman and CEO. “For the second quarter of fiscal 2025, we are guiding an 8% sequential increase in revenue at the mid-point, fueled by ramping custom AI silicon. We see a favorable setup for the second half of this fiscal year, driven by continued growth in data center and the beginning of a recovery in enterprise networking and carrier infrastructure.”

Second Quarter of Fiscal 2025 Financial Outlook

•Net revenue is expected to be $1.250 billion +/- 5%.
•GAAP gross margin is expected to be approximately 46.2%.
•Non-GAAP gross margin is expected to be approximately 62.0%.
•GAAP operating expenses are expected to be approximately $688 million.
•Non-GAAP operating expenses are expected to be approximately $455 million.
•Basic weighted-average shares outstanding are expected to be 867 million.
•Diluted weighted-average shares outstanding are expected to be 877 million.
•GAAP diluted loss per share is expected to be $(0.20) +/- $0.05 per share.
•Non-GAAP diluted income per share is expected to be $0.29 +/- $0.05 per share.

GAAP diluted EPS is calculated using basic weighted-average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted-average shares outstanding when there is a GAAP net income. Non-GAAP diluted EPS is calculated using diluted weighted-average shares outstanding.

Conference Call

Marvell will conduct a conference call on Thursday, May 30, 2024 at 1:45 p.m. Pacific Time to discuss results for the first quarter of fiscal year 2025. Interested parties may join the conference call without operator assistance by registering and entering their phone number at https://emportal.ink/4dgLjlZ to receive an instant automated call back. To join the call with operator assistance, please dial 1-800-836-8184 or 1-646-357-8785. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/. A replay of the call can be accessed by dialing 1-888-660-6345 or 1-646-517-4150, passcode 60615# until Thursday, June 6, 2024.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of the inventory fair value adjustment associated with acquisitions, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business. Although Marvell excludes the amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and that such amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of intangible assets contributed to Marvell’s revenues earned during the periods presented and are expected to contribute to Marvell’s future period revenues as well.

Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell’s estimated annual GAAP income tax forecast, adjusted to account for items excluded from Marvell’s non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency, and excludes tax deductions and benefits from acquired tax loss and credit carryforwards and changes in valuation allowance on acquired deferred tax assets. Marvell’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; acquisitions; significant changes in Marvell’s geographic mix of revenue and expenses; or changes to Marvell’s corporate structure. For the first quarter of fiscal 2025, a non-GAAP tax rate of 7.0% has been applied to the non-GAAP financial results.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” “targets,” “may,” “can,” “will,” “would” and similar expressions identify such forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, the statements describing our financial outlook and future period revenues. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: risks related to changes in general macroeconomic conditions, or expectations of such conditions, such as high or rising interest rates, macroeconomic slowdowns, recessions, inflation, and stagflation; risks related to our ability to estimate customer demand and future sales accurately; our ability to define, design, develop and market products for the Cloud, 5G markets, and Artificial Intelligence (AI) markets; risks related to higher inventory levels; risks related to cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory; our dependence on a small number of customers;the risk of downturns in the semiconductor industry or our customer end markets; the impact of international conflict (such as the current armed conflicts in the Ukraine and in Israel and the Gaza Strip) and economic volatility in either domestic or foreign markets including risks related to trade conflicts or tensions, regulations, and tariffs, including but not limited to, trade restrictions imposed on our Chinese customers; our ability to retain and hire key personnel; our ability to limit costs related to defective products; risks related to our debt obligations; risks related to the rapid growth of the Company; delays or increased costs related to completing the design, development, production and introduction of our new products due to a variety of issues, including supply chain cross-dependencies, dependencies on EDA and similar tools, dependencies on the use of third-party, business partner or customer intellectual property, collaboration and synchronization requirements with business partners and customers, requirements to establish new manufacturing, testing, assembly and packing processes, and other issues; our reliance on our manufacturing partners for the manufacture, assembly, testing and packaging of our products; risks related to the ASIC business model which requires us to use third-party IP including the risk that we may lose business or experience reputational harm if third parties, including customers, lose confidence in our ability to protect their IP rights; the risks associated with manufacturing and selling products and customers’ products outside of the United States; our ability to secure design wins from our customers and prospective customers; our ability to complete and realize the anticipated benefits of any acquisitions, divestitures and investments; decreases in gross margin and results of operations in the future due to a number of factors, including high or increasing interest rates and volatility in foreign exchange rates; severe financial hardship or bankruptcy of one or more of our major customers; our ability to realize the expected benefits from restructuring activities; the effects of transitioning to smaller geometry process technologies; risks related to use of a hybrid work model; the impact of any change in the income tax laws in jurisdictions where we operate and the loss of any beneficial tax treatment that we currently enjoy; the outcome of pending or future litigation and legal and regulatory proceedings; risk related to our Sustainability program; the impact and costs associated with changes in international financial and regulatory conditions; our ability and the ability of our customers to successfully compete in the markets in which we serve; our ability and our customers’ ability to develop new and enhanced products and the adoption of those products in the market; supply chain disruptions or component shortages that may impact the production of our products including our kitting process or may impact the price of components which in turn may impact our margins on any impacted products and any constrained availability from other electronic suppliers impacting our customers’ ability to ship their products, which in turn may adversely impact our sales to those customers; our ability to scale our operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry, including any consolidation of our manufacturing partners; our ability to protect our intellectual property; risks related to the impact of the COVID-19 pandemic (or future pandemics) which have impacted, and for which lingering effects may continue to impact our business, employees and operations, the transportation and manufacturing of our products, and the operations of our customers, distributors, vendors, suppliers, and partners; our maintenance of an effective system of internal controls; financial institution instability; and other risks detailed in our SEC filings from time to time. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended
	May 4, 2024	February 3, 2024	April 29, 2023
Net revenue	$1,160.9	$1,426.5	$1,321.7
Cost of goods sold	633.1	762.4	764.5
Gross profit	527.8	664.1	557.2

Operating expenses:
Research and development	476.1	459.6	480.7
Selling, general and administrative	199.9	212.0	199.0
Restructuring related charges	4.1	25.8	59.9
Total operating expenses	680.1	697.4	739.6
Operating loss	(152.3)	(33.3)	(182.4)
Interest expense	(48.8)	(52.6)	(52.7)
Interest income and other, net	3.3	(1.4)	2.8
Interest and other loss, net	(45.5)	(54.0)	(49.9)
Loss before income taxes	(197.8)	(87.3)	(232.3)
Provision (benefit) for income taxes	17.8	305.4	(63.4)
Net loss	$(215.6)	$(392.7)	$(168.9)

Net loss per share — basic	$(0.25)	$(0.45)	$(0.20)

Net loss per share — diluted	$(0.25)	$(0.45)	$(0.20)

Weighted-average shares:
Basic	865.0	864.7	856.7
Diluted	865.0	864.7	856.7

Marvell Technology, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	May 4, 2024	February 3, 2024
Assets
Current assets:
Cash and cash equivalents	$847.7	$950.8
Accounts receivable, net	881.9	1,121.6
Inventories	826.4	864.4
Prepaid expenses and other current assets	91.7	125.9
Total current assets	2,647.7	3,062.7
Property and equipment, net	758.0	756.0
Goodwill	11,586.9	11,586.9
Acquired intangible assets, net	3,739.2	4,004.1
Deferred tax assets	327.0	311.9
Other non-current assets	1,432.2	1,506.9
Total assets	$20,491.0	$21,228.5

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$320.9	$411.3
Accrued liabilities	861.0	1,032.9
Accrued employee compensation	167.5	262.7
Short-term debt	118.3	107.3
Total current liabilities	1,467.7	1,814.2
Long-term debt	4,027.6	4,058.6
Other non-current liabilities	517.0	524.3
Total liabilities	6,012.3	6,397.1

Stockholders’ equity:
Common stock	1.7	1.7
Additional paid-in capital	14,760.7	14,845.3
Accumulated other comprehensive income	0.4	1.1
Accumulated deficit	(284.1)	(16.7)
Total stockholders’ equity	14,478.7	14,831.4
Total liabilities and stockholders’ equity	$20,491.0	$21,228.5

Marvell Technology, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended
	May 4, 2024	April 29, 2023
Cash flows from operating activities:
Net loss	$(215.6)	$(168.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	72.6	78.4
Stock-based compensation	136.5	143.2
Amortization of acquired intangible assets	264.9	270.0
Restructuring related impairment charges	0.7	10.1
Deferred income taxes	(22.2)	(139.1)
Other expense, net	21.8	12.8
Changes in assets and liabilities:
Accounts receivable	239.7	191.3
Prepaid expenses and other assets	85.8	7.9
Inventories	38.8	41.2
Accounts payable	(58.3)	(104.8)
Accrued employee compensation	(92.2)	(60.1)
Accrued liabilities and other non-current liabilities	(148.0)	(73.6)
Net cash provided by operating activities	324.5	208.4
Cash flows from investing activities:
Purchases of technology licenses	(0.5)	(2.8)
Purchases of property and equipment	(91.5)	(99.8)
Other, net	(9.9)	(0.1)
Net cash used in investing activities	(101.9)	(102.7)
Cash flows from financing activities:
Repurchases of common stock	(150.0)	—
Proceeds from employee stock plans	2.3	7.5
Tax withholding paid on behalf of employees for net share settlement	(74.1)	(72.6)
Dividend payments to stockholders	(51.8)	(51.4)
Payments on technology license obligations	(30.2)	(50.0)
Proceeds from borrowings	—	200.0
Principal payments of debt	(21.9)	(21.9)
Net cash provided by (used in) financing activities	(325.7)	11.6
Net increase (decrease) in cash and cash equivalents	(103.1)	117.3
Cash and cash equivalents at beginning of period	950.8	911.0
Cash and cash equivalents at end of period	$847.7	$1,028.3

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended
	May 4, 2024	February 3, 2024	April 29, 2023
GAAP gross profit	$527.8	$664.1	$557.2
Special items:
Stock-based compensation	9.7	10.4	12.0
Amortization of acquired intangible assets	180.5	194.3	183.7
Other cost of goods sold (a)	6.0	42.3	39.6
Total special items	196.2	247.0	235.3
Non-GAAP gross profit	$724.0	$911.1	$792.5

GAAP gross margin	45.5%	46.6%	42.2%
Stock-based compensation	0.8%	0.7%	0.9%
Amortization of acquired intangible assets	15.5%	13.6%	13.9%
Other cost of goods sold (a)	0.6%	3.0%	3.0%
Non-GAAP gross margin	62.4%	63.9%	60.0%

Total GAAP operating expenses	$680.1	$697.4	$739.6
Special items:
Stock-based compensation	(126.8)	(144.9)	(131.2)
Restructuring related charges (b)	(4.1)	(25.8)	(59.9)
Amortization of acquired intangible assets	(84.4)	(92.0)	(86.3)
Other (c)	(11.0)	(6.2)	(3.6)
Total special items	(226.3)	(268.9)	(281.0)
Total non-GAAP operating expenses	$453.8	$428.5	$458.6

GAAP operating margin	(13.1)%	(2.3)%	(13.8)%
Other cost of goods sold (a)	0.5%	3.0%	3.0%
Stock-based compensation	11.8%	10.9%	10.8%
Restructuring related charges (b)	0.4%	1.8%	4.5%
Amortization of acquired intangible assets	22.8%	20.1%	20.4%
Other (c)	0.9%	0.3%	0.3%
Non-GAAP operating margin	23.3%	33.8%	25.2%

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended
	May 4, 2024	February 3, 2024	April 29, 2023
GAAP interest and other loss, net	$(45.5)	$(54.0)	$(49.9)
Special items:
Other (c)	(2.4)	(1.3)	0.1
Total special items	(2.4)	(1.3)	0.1
Total non-GAAP interest and other loss, net	$(47.9)	$(55.3)	$(49.8)

GAAP net loss	$(215.6)	$(392.7)	$(168.9)
Special items:
Other cost of goods sold (a)	6.0	42.3	39.6
Stock-based compensation	136.5	155.3	143.2
Restructuring related charges (b)	4.1	25.8	59.9
Amortization of acquired intangible assets	264.9	286.3	270.0
Other (c)	8.6	4.9	3.7
Pre-tax total special items	420.1	514.6	516.4
Other income tax effects and adjustments (d)	2.2	279.7	(83.3)
Non-GAAP net income	$206.7	$401.6	$264.2

GAAP weighted-average shares — basic	865.0	864.7	856.7
GAAP weighted-average shares — diluted	865.0	864.7	856.7
Non-GAAP weighted-average shares — diluted (e)	876.0	873.9	861.2

GAAP diluted net loss per share	$(0.25)	$(0.45)	$(0.20)
Non-GAAP diluted net income per share	$0.24	$0.46	$0.31

(a)
Other cost of goods sold includes charges for an intellectual property licensing claim, product claim related matters that were fully resolved in the fourth quarter of fiscal 2024, and acquisition integration related inventory costs.

(b)	Restructuring and other related items include employee severance costs, asset impairment charges, facilities related charges, and other.

(c)	Other costs included in operating expenses and other income, net include charges for an intellectual property matter, net gains on investments, and asset acquisition related costs.

(d)
Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 7.0% for the three months ended May 4, 2024 and April 29, 2023. Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 6.0% for the three months ended February 3, 2024. In the three months ended February 3, 2024, we excluded $289 million of non-recurring income tax expense.

(e)	Non-GAAP diluted weighted-average shares differs from GAAP diluted weighted-average shares due to the non-GAAP net income reported.

Marvell Technology, Inc.
Outlook for the Second Quarter of Fiscal Year 2025
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended August 3, 2024
GAAP net revenue	$1,250 +/- 5%
Special items:	—
Non-GAAP net revenue	$1,250 +/- 5%

GAAP gross margin	~ 46.2%
Special items:
Stock-based compensation	0.8%
Amortization of acquired intangible assets	15.0%
Non-GAAP gross margin	~ 62.0%

Total GAAP operating expenses	~ $688
Special items:
Stock-based compensation	149
Amortization of acquired intangible assets	84
Total non-GAAP operating expenses	~ $455

GAAP diluted loss per share	$(0.20) +/- $0.05
Special items:
Stock-based compensation	0.18
Amortization of acquired intangible assets	0.31
Non-GAAP diluted net income per share	$0.29 +/- $0.05

Quarterly Revenue Trend (Unaudited)

Our product solutions serve five large end markets where our technology is essential: (i) data center, (ii) enterprise networking, (iii) carrier infrastructure, (iv) consumer, and (v) automotive/industrial. These markets and their corresponding customer products and applications are noted in the table below:

End market	Customer products and applications
Data center
•Cloud and on-premise Artificial intelligence (AI) systems
•Cloud and on-premise ethernet switching
•Cloud and on-premise network-attached storage (NAS)
•Cloud and on-premise AI servers
•Cloud and on-premise general-purpose servers
•Cloud and on-premise storage area networks
•Cloud and on-premise storage systems
•Data center interconnect (DCI)

Enterprise networking
•Campus and small medium enterprise routers
•Campus and small medium enterprise ethernet switches
•Campus and small medium enterprise wireless access points (WAPs)
•Network appliances (firewalls, and load balancers)
•Workstations

Carrier infrastructure	•Broadband access systems •Ethernet switches •Optical transport systems •Routers •Wireless radio access network (RAN) systems
Consumer	•Broadband gateways and routers •Gaming consoles •Home data storage •Home wireless access points (WAPs) •Personal Computers (PCs) •Printers •Set-top boxes
Automotive/industrial	•Advanced driver-assistance systems (ADAS) •Autonomous vehicles (AV) •In-vehicle networking •Industrial ethernet switches •United States military and government solutions •Video surveillance

Quarterly Revenue Trend (Unaudited) (Continued)

	Three Months Ended			% Change
Revenue by End Market (In millions)	May 4, 2024	February 3, 2024	April 29, 2023	YoY	QoQ
Data center	$816.4	$765.3	$435.8	87%	7%
Enterprise networking	153.1	265.0	364.6	(58)%	(42)%
Carrier infrastructure	71.8	170.0	289.9	(75)%	(58)%
Consumer	42.0	143.9	142.1	(70)%	(71)%
Automotive/industrial	77.6	82.3	89.3	(13)%	(6)%
Total Net Revenue	$1,160.9	$1,426.5	$1,321.7	(12)%	(19)%

	Three Months Ended
Revenue by End Market % of Total	May 4, 2024	February 3, 2024	April 29, 2023
Data center	70%	54%	33%
Enterprise networking	13%	19%	27%
Carrier infrastructure	6%	12%	22%
Consumer	4%	10%	11%
Automotive/industrial	7%	5%	7%
Total Net Revenue	100%	100%	100%

For further information, contact:
Ashish Saran
Senior Vice President, Investor Relations
408-222-0777
ir@marvell.com